Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(69,162,399)
Unrealized Gain (Loss) on Market Value of Futures	(74,966,186)
Dividend Income	74,218
Interest Income	569,098
ETF Transaction Fees	10,000
Total Income (Loss)	$(143,475,269)

Expenses
General Partner Management Fees	$180,633
Professional Fees	82,213
Brokerage Commissions	78,430
Non-interested Directors' Fees and Expenses	3,664
Prepaid Insurance Expense	2,851
NYMEX License Fee	4,516
SEC & FINRA Registration Expense	4,959
Total Expenses	$357,266
Net Income (Loss)	$(143,832,535)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$368,882,411
Additions (3,800,000 Shares)	116,656,544
Withdrawals (3,500,000 Shares)	(93,691,897)
Net Income (Loss)	(143,832,535)

Net Asset Value End of Month	$248,014,523
Net Asset Value Per Share (10,184,588 Shares)	$24.35

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596